Exhibit 3.3.8

CERTIFICATE OF INCORPORATION

OF

CHARTWELL VILLAGE, INC.

ARTICLE I

Name

The name of the corporation (hereinafter called the “Corporation”) is Chartwell Village, Inc.

ARTICLE II

Registered Office and Registered Agent

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III

Business or Purposes to Be

Conducted or Promoted

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Capital Stock

SECTION 1. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock, par value $1.00 per share.

SECTION 2. The holders of the Common Stock shall be entitled to one vote per share on all matters upon which stockholders are entitled to vote and shall not be entitled to any preference in the distribution of dividends or assets.

ARTICLE V

Incorporator

The name and mailing address of the incorporator of the Corporation is Robert V. Cahill, 19th Floor, 1901 Avenue of the Stars, Los Angeles, California 90067.

ARTICLE VI

Business and Affairs of the Corporation

SECTION 1. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation, except as otherwise required by the laws of the State of Delaware.

SECTION 2. The initial number of directors of the Corporation shall be three, but mat be changed from time to time in the manner provided in the by-laws of the Corporation.

SECTION 3. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

SECTION 4. Any director or any officer of the Corporation elected or appointed by its stockholder or directors may be removed at any time in such manner as shall be provided in the by-laws, except as otherwise provided by law.

SECTION 5. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Corporation, in the by-laws, may authorise and empower the Board of Directors to make, alter, amend or repeal the by-laws in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation; the stockholders of the Corporation entitled to vote, however, retain the power to alter, amend or repeal the by-laws.

I, THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26 day of April 1985.

/S/ ROBERT V. CAHILL
Robert V. Cahill
Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CHARTWELL VILLAGE, INC.

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

We, Bernard Myerson, President, and Seymour Smith, Assistant Secretary, of Chartwell Village, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole of ARTICLE I thereof as it now exists and inserting in lieu and instead thereof a new ARTICLE I, reading as follows:

“ARTICLE I

Name

“The name of the corporation (hereinafter called the ‘Corporation’) is LOEWS VILLAGE SINGLE CINEMAS, INC.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 20 day of November 1985.

by	/s/ Illegible
President

Attest:

/s/ Illegible
Assistant Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.                        The name of the corporation (hereinafter called the “corporation”) is:

“LOEWS VILLAGE SINGLE CINEMAS, INC.”

2.                        The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3.                        The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.                        The corporation has authorized the changes hereinbefore set forth by the written consent of the sole shareholder of the corporation.

Signed on February 17, 1988

/s/ SEYMOUR II. SMITH
SEYMOUR II. SMITH
Senior Vice President; Secretary

Attest:

/s/ FRANK MICHAELS
FRANK MICHAELS
Vice President; Treasurer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LOEWS VILLAGE SINGLE CINEMAS, INC.

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

We, Seymour H. Smith, Executive Vice President, and David I. Badain, Assistant Secretary of Loews Village Single Cinemas, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: That the Certificate of incorporation of said corporation has been amended as follows:

By striking out the whole of ARTICLE I thereof as it now exists and inserting in lieu and instead thereof a new ARTICLE I, reading as follows:

“ARTICLE I

NAME

The name of the corporation (hereinafter called the “Corporation”) is Loews Oakdale Mall Cinemas, Inc.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this      day of November, 1988.

By:	/s/ SEYMOUR H. SMITH
SEYMOUR H. SMITH
EXECUTIVE VICE PRESIDENT

Attest:

/s/ DAVID I. BADAIN
DAVID I. BADAIN
ASSISTANT SECRETARY

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 07/18/1997 971239711 - 2060575

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Loews Oakdale Mall Cinemas, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows: The name of the Corporation is Kips Bay Cinemas, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Loews Oakdale Mall Cinemas, Inc. has caused this certificate to be signed by Seymour H. Smith, an Authorized Officer, this 10th day of June, 1997.

BY:	/s/ SEYMOUR H. SMITH
Seymour H. Smith
TITLE OF OFFICER: Exec. Vice President/Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Kips Bay Cinemas, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al, case number 01-40497, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four, Section Three:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said Kips Bay Cinemas, Inc. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

Kips Bay Cinemas, Inc.

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/21/2002 020188711 - 2060575